Exhibit 99.12

POWER OF ATTORNEY NO. 5014

The city of Moscow	January the Twenty Eighth, the year Two Thousand and Thirteen.

Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro (JSC RusHydro, hereinafter referred to as the Company), registered at the following address: Krasnoyarsk Territory, Krasnoyarsk, Respubliki Street, building 51, OGRN 1042401810494, TIN 2460066195, KPP 246001001, represented by Chairman of the Management Board Evgeny Vyacheslavovich Dod, date of birth: 17.04.1973, passport series 45 03 number 719187, issued by OVD “Severnoe Medvedkovo”, passport desk No. 1 of Moscow on 16.08.2002, subdivision code: 772-059, registered at the address: Moscow, Shirokaya Street, building 1, block 4, apartment 942, acting on the basis of the Company’s Articles of Association, hereby authorizes:

Evgeny Evgenievich Gorev, a Member of the Management Board of the Company, date of birth: 22.09.1975, passport series 46 00 number 884103, issued by the interior department No. 2 of Mytischi, Moscow Region, on 06.03.2001, subdivision code: 503-051, registered at the address: Moscow Region, Mytischi, Scherbakova Street, building 1, block 1, apartment 500 (hereinafter referred to as the Representative) with due consideration of the restrictions imposed by the Company’s Articles of Association, to carry out the following activities on behalf of the Company:

1. Represent the Company’s interests in relations with all commercial and noncommercial organizations (including international and foreign ones), with citizens (including citizen-businessmen) as well as in all the government bodies of the Russian Federation, the constituents of the Russian Federation and their territorial subdivisions, the local government bodies, the law enforcement agencies, in all the government bodies of foreign countries and their territorial subdivisions being entitled to sign (including electronic signature), submit, request and receive necessary documents and carry out all the other activities connected with execution of these instructions.

2. Represent the Company’s interests before the Company’s Shareholders, Board Members, cooperate with the Company’s Shareholders, Board Members regarding enforcement of their rights provided for by the Law of the Russian Federation and the Company’s Articles of Association being entitled to sign, submit, request and receive all the necessary documents and information.

3. Represent the Company’s interests in the regulatory bodies of organizations, which shares (fractions, equity interests) the Company holds (hereinafter referred to as “SA” (subsidiaries and affiliates of the Company)), noncommercial organizations, a member of which is the Company (hereinafter referred to as the Noncommercial Organizations), being entitled to sign and forward requests on holding the meetings of management bodies, including requests on holding the General shareholders’ (participants’, members’) meetings of SA and noncommercial organizations, become registered to attend SA’s and noncommercial organizations’ General shareholders’ (participants’, members’) meetings, propose candidates to be elected to the management and control bodies, speak and vote on all the agenda issues of the management bodies, change and amend the agenda, approve the management bodies’ agenda, participate in forming the management and control bodies, sign bulletins, census-papers for voting and voting records, sign, submit and receive all the other required documents and information, with all the other Company’s rights, provided for by the Law of the Russian Federation, constituent and local regulatory documents (acts) of SA and noncommercial organizations.

4. Represent the Company’s interests in all the issues on keeping and storing the Company’s and SA’s register of shareholders and depot accounts, cooperate with the Company’s and SA’s registrars and depositories, sign and submit depository applications, orders, forms, requests and other documents, open depot and personal accounts in share registers, change information on a registered person, change depot account banking details and depositor form as well as issue all types of commissions and orders initiating transactions with the Company’s and SA’s shares, receive reports, statements, notices and other documents subsequent to the results of transactions with the Company’s and SA’s shares.

5. Sign on the Company’s behalf any documents relating to the obligatory disclosure of information by the Company including corporate action notices, quarterly reports, lists of affiliated persons and amendments to be introduced to these documents, and lists of the Company’s group of persons as well as any information and documents to be disclosed by the Company in accordance with the requirements of the Law of the Russian Federation or officially to be submitted to the Federal Service for Financial Markets, the Federal Anti-Monopoly Service, news agencies and stock exchanges.

6. Pursuant to the foreign legislation on securities, including the legislation of the United States of America, and for the purpose of the Company’s compliance with this legislation, to carry out the following activities on behalf of the Company:

6.1. sign necessary statements, applications and other documents including forms provided for by the Securities and Exchange Commission of the United States of America to comply with the requirements and observe the provisions of the United States’ Securities Exchange Act of 1933;

6.2. agree and approve any publications, advertisement messages prepared by the Company or on behalf of the Company to comply with foreign securities exchange acts;

6.3. sign on behalf of the Company any documents relating to the disclosure of information by the Company abroad, including the United States of America;

6.4. carry out other activities in order to fulfill the above mentioned documents and other requirements of foreign securities exchange acts.

7. Represent the Company’s interests in the Federal Service for Financial Markets, the Federal Anti-Monopoly Service, the Federal Tax Service of the Russian Federation and their territorial subdivisions on issues relating to: registration of amendments to the Company’s constituent documents as well as introduction of changes to the information contained in the Unified State Register of Legal Entities, emission, distribution, state registration of securities issues, prospectus of securities issues, reports on the results of securities issues, notifications on the results of securities issues, submission of all the necessary statements, applications and notifications, receiving all the required approvals (including cases established by the Russian Federation antimonopoly legislation), being entitled to sign, submit, request and receive all the necessary documents and information.

8. Represent the Company’s interests in arbitration courts, courts of general jurisdiction, including courts of original jurisdiction, courts of appeal and courts of cassation, the Supreme Arbitration Court of the Russian Federation, the Supreme Court of the Russian Federation, the Constitutional Court of the Russian Federation, in cases of legal investigation by magistrates, in foreign courts, in referees courts, arbitrages, including foreign ones, being entitled to take all proceedings and exercise powers of a party, an applicant party or an interested party regarding cases subject to special proceedings and in other cases provided for by arbitration and civil procedure legislation, and of a third party (with independent demands or without them), take measures on direct dispute settlement, give oral and written explanations on circumstances significant for the matter, sign and file claims and responses to them, sign and bring suits and counter-suits before a court, appeal judicial acts (decisions), sign appeals and cassations, sign statements of defense, appeals and cassations, applications for interim relief, applications for canceling referees court decisions, applications for issuance of writs of execution, including those of enforcement of referees court decisions, applications for judicial act review in the exercise of supervisory powers and responses to applications or presentations on judicial act review in the exercise of supervisory powers, sign applications for review of judicial acts in the light of newly discovered circumstances and responses to them, applications for contestation (recognizing as inactive or invalid) of regulatory or non-regulatory acts, decisions and activities (inactivities) of government bodies, local government bodies, other bodies, officials including court bailiffs, applications for finding of facts with jural significance and responses to them, applications and / or agreements on case (dispute) referral to a referees court, requests for return of statements of claim, appeals and cassations, application for restoration of the missed time limit for presentation of writ of execution for execution, application for issuance of wrist of execution duplicate, application for suspension or extension of execution, request for arrest of judgment, application for overturning of execution, application for suspension, revival or termination of execution proceedings, application for suspension of enforcement procedures, request for waving appeals and cassations, change causes and subjects of action, fully or partially wave stated claims, reduce their extent, conclude amicable settlement agreements and agreements on actual circumstances, acknowledge claims, receive copies of judicial acts, writs of execution and orders, certify copies of documents, exercise any other rights provided for by the legislation of the Russian Federation, procedural legislation of foreign states and regulations of referees courts (arbitrages).

9. Represent the Company’s interests in the Federal Bailiff Service and its territorial subdivisions being entitled to engage in any proceedings connected with the enforcement of judicial acts, require the enforcement of judicial acts, become familiar with enforcement materials, make extracts from them and make copies, introduce supplementary materials, present petitions, participate in enforcement activities, give oral and written explanations during enforcement procedures, file objections, appeal against bailiff’s rulings and activity (inactivity), present and withdraw enforcement documents, receive adjudicated property (including money, securities and other material valuables), waive levy of an enforcement document, conclude amicable settlement agreements and exercise any other rights provided for by the legislation of the Russian Federation.

10. Carry out on behalf of the Company any proceedings and exercise any powers of a creditor in bankruptcy proceedings as well as make decisions on setting and changing a term of financial sanation, external management and on addressing a request to an arbitration court, make decisions and address a request to an arbitration court to appoint a person as an executive, temporary, external or bankruptcy manager a person who acted as a bankruptcy commissioner in the course of bankruptcy procedures before the initiation of financial sanation, external management or bankruptcy proceedings or to appoint another person as the aforesaid manager in order to make decisions and address a request to an arbitration court for debtor adjudication in bankruptcy and for initiation of bankruptcy proceedings, take any other decisions connected with the execution of this instruction.

11. Represent the Company’s interests in a criminal trial as a complainant or a civil claimant with all rights provided by for the legislation of the Russian Federation.

12. Apply to the state bodies of the Russian Federation, the constituents of the Russian Federation and their territorial subdivisions, to the local government bodies, the government bodies of foreign states and their territorial subdivisions with statement of law violation and appeals against decisions, orders and actions of the government bodies and officials including bailiffs, as well as participate in consideration by the government bodies of law violation cases as a party’s representative or a person involved in such a case, being entitled to become familiar with the case files including information containing commercial secrets, give evidence, participate in their investigation, present petitions, make statements on any issues arising in the course of case consideration, give oral and written explanations, interrogate other parties and persons as well as experts involved in this case, submit information and documents, certify information and documents with his signature and exercise other rights provided for by the legislation of the Russian Federation and foreign countries.

13. Represent the Company’s interests in the Federal Service of State Registration, Land Register and Mapping, the Federal Agency for State Property Management and their territorial subdivisions as well as in the Federal State Unitary Enterprise “Rostechinventarizatsiya – Federal’noye BTI” (its branches) and other bodies and organizations performing cadastral account of real estate properties including all the issues regarding technical inventory, state cadastral account and state registration of (creation, transfer, termination, encumbrance) rights for items of immovable property and transactions therewith, rights of enjoyment and other rights for land property, introduction of changes into the Unified State Register of Rights to Immovable Property and Transactions therewith, obtainment of certificates (including reissued ones) of the State Registration of Rights, statements, extracts, cadastral plans, cadastral certificates, technical certificates and other documents, and rights to sign, submit, request and receive all the necessary documents and information.

14. Represent the Company’s interests in relations with the Federal Service for Intellectual Property, its subordinated bodies and organizations, including Federal Budgetary Institution Federal Institute of Industrial Property and Chamber for Patent Disputes, with the right to sign, submit, request and receive all the necessary documents, including decisions, certificates, patents, minutes, take part in expert examination, Chamber for Patent Disputes meetings, apply for extension of terms, challenge the panel members, appeal expert examination decisions.

15. Conclude, change, amend, dissolve and prolong any agreements as well as make any transactions the subject of which is:

15.1. purchase and sale, alienation (including gratuitous one) or encumbrance of movable and immovable property;

15.2. rendering services related to land-surveying, cadastral registration, technical inventory of real estate properties;

15.3. rendering agency services on property sale;

15.4. rendering evaluation services;

15.5. rendering market-maker services, corporate governance rating service, provision of analytical information on securities market and shareholder register and development of measures on securities liquidity support;

15.6. rendering services to stock and commodity exchange markets including foreign ones, rendering services connected with support and servicing of the depository receipt program, arranging and ensuring that securities are included on the quote lists of stock exchanges including foreign ones;

15.7. rendering services on cooperation with the Company’s shareholders, keeping and storing the Company’s share register and additional services of the Company’s registrar;

15.8. rendering services on keeping the depot accounts and additional services of depository;

15.9. rendering consulting services on information disclosure by the Company, including that pursuant to the legislation of foreign countries;

15.10. rendering services on disclosure of information in the news line of news agencies, preparation and audit of the Company’s emission documents, preparation and polygraphic publication of the Company’s report documents;

15.11. rendering services on arrangement and holding of the Company’s General shareholders’ meetings;

15.12. rendering consulting service to arrange proper operation of a management system for the Company’s branches;

15.13. rendering legal, notarial and consulting services to provide legal support for the Company.

The amount of one transaction (including a contract with all supplementary agreements) or several interconnected transactions specified in item 15 of this Power of Attorney and made by the Representative shall not exceed 1,000,000,000 (one billion) rubles excluding VAT or its equivalent in a foreign currency.

16. Carry out all the necessary activities regarding the implementation of all contracts (transactions) concluded by the Company and specified in item 15 of this Power of Attorney and on behalf of the Company receive and hand over property (including property rights), information, the results of intellectual activity (including exclusive rights), services, sign goods acceptance certificates, certificates of services rendered and other documents connected with the implementation of contracts or other transactions as well as take measures on straightforward settlement of disputes.

17. Revoke powers of attorney given to the Company’s employees as well as sign letters (notifications) about their revocation.

The authorities of this power of attorney can be transferred to other persons (delegated), except for the sub-delegation right and authorities specified in clause 17 of this power of attorney as well as the authorities for making transactions (including contracts with all additional agreements, interconnected transactions) the amount of which exceeds 5,000,000 (five million) rubles excluding VAT or its equivalent in a foreign currency.

This Power of Attorney shall be valid until January the Thirty First, the year Two Thousand and Fourteen.

An example of E. E. Gorev’s signature /signature/

Chairman of the Management Board
JSC RusHydro	E. V. Dod

/signature/

Stamp:

Open Joint-Stock Company Federal Hydro- Generating Company – RusHydro 660075 Krasnoyarsk Territory, Krasnoyarsk, Respubliki Street, 51 OGRN (Primary State Registration Number): 1042401810494 RusHydro

The Russian Federation.

The city of Moscow, January the Twenty Eighth, the year Two Thousand and Thirteen.

I, the undersigned, Alexander Vyacheslavovich Fedorchenko, being a notary public in the city of Moscow have attested this power of attorney. This power of attorney is enforced on behalf of Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro – by Chairman of the Management Board – Evgeny Vyacheslavovich Dod acting on the basis of the Articles of Association, who has affixed his signature in my presence.

Legal capacity of the legal entity and powers of its representatives are checked.

Personality of the Power of Attorney signatory is verified, legal competence is checked.

Recorded in the register under No. 2-466

Collected as per the tariff 1700 rubles 00 kopecks

Notary public

Stamp:	/signature/
Notary public, the city of Moscow, A. V. Fedorchenko
/signature/

Stamp: Notary public, the city of Moscow, A. V. Fedorchenko

Numbered, stitched and stamped 2 (Two) sheets

Notary public A. V. Fedorchenko